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                                                                    EXHIBIT 15.1


               LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION



The Board of Directors
PacifiCare Health Systems, Inc.

We are aware of the incorporation by reference in the Registration Statement (Form S-3) of PacifiCare Health Systems, Inc. for the registration of $135,000,000 of convertible subordinated debentures of our reports dated April 24, 2002, July 25, 2002 and October 23, 2002 relating to the unaudited condensed consolidated interim financial statements of PacifiCare Health Systems, Inc. that are included in its Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002.


                                            ERNST & YOUNG LLP
Irvine, California
January 29, 2003